Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Preliminary Third Quarter 2021 Financial Results Exceeding Previous Expectations

•Broad-based demand drives upside to prior revenue expectations
•GAAP and non-GAAP gross margin and operating expense favorability generates solid operating leverage

CARLSBAD, Calif. – October 12, 2021 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced preliminary financial results for the third quarter 2021.

Based on preliminary results, MaxLinear expects third quarter of fiscal 2021 financial results to exceed initial guidance provided on July 28, 2021 during its Q2 2021 earnings announcement. “In the third quarter, strong revenue growth, ongoing supply-chain improvements and tight expense management drove our business out-performance across the board versus our previous expectations. Our revenue growth was driven by strong end-market demand, continued share gains, and sustained increases in content-per-platform within our broadband and connectivity end-markets. Gross margins improved due to favorable product-mix trends within our high value end-markets,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

$ in millions (unless otherwise noted)	Q3 2021 Guidance		Preliminary Results Q3 2021
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$215.0M - $225.0M	$215.0M - $225.0M	$225.0M - $230.0M	$225.0M - $230.0M
Gross Margin	54.5% - 56.5%	59.5% - 61.5%	55.5% - 56.5%	60.5% - 61.5%
Operating Expenses	$106.0M - $110.0M	$75.5M - $79.5M	$105.5M - $107.5M	$74.0M - $76.0M
Interest and other income (expense), net	$2.9M - $3.0M	$2.8M - $2.9M	$2.9M - $3.0M	$2.8M - $2.9M
Tax rate	Approximately zero	6.0%	Approximately zero	6.0%

These are preliminary results and are subject to the completion of our financial statements by our management and the review of those financial statements by our independent registered public accounting firm. There will be no conference call associated with this press release. MaxLinear will report results for the third quarter and provide its outlook for the fourth quarter during its next earnings conference call scheduled for October 27, 2021 after market close. The Company will host a corresponding conference call at 1:30 p.m. Pacific Time, 4:30 p.m. Eastern Time.

Conference Call Details

Date:	October 27, 2021
Time:	1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time
Hosts:	Kishore Seendripu, Ph.D., Chief Executive Officer and Steve Litchfield, Chief Financial Officer and Chief Corporate Strategy Officer
Dial-in:	US toll free:1-877-407-3109 International: 1-201-493-6798

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our preliminary third quarter 2021 operating results and statements concerning expectations of potential developments in our target markets, including (without limitation) management’s views with respect to the prospects for and trends in our broadband, connectivity and 5G wireless and fiber-optic high-speed interconnect infrastructure markets, all statements concerning favorable market trends currently affecting our business, and any other statements implying or suggesting the future development of our business or our future operating results.

The foregoing operating results are preliminary estimates. We are in the process of finalizing our financial statements for the quarter ended September 30, 2021, and our actual results remain subject to completion of those financial statements and their review by our independent registered public accounting firm. These preliminary estimates are based on information available to management as of the date of this press release and certain related assumptions, which could prove incorrect. Our actual, reported results of operations could differ based on completion of our third quarter closing procedures, final adjustments and developments that may arise prior to completion of our third quarter financial statements, and adjustments arising from the review of our independent registered public accounting firm. You should carefully review our unaudited, consolidated financial statements for the quarter ended September 30, 2021 when they become available.

In addition to the financial statement closing process described above, forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and our future operating results include, without limitation, increasing supply chain risks within our industry, including increases in shipping and material costs and substantial shipping delays resulting in extended lead-times; inflation trends in our supply chain and in the global economy generally; the on-going impact of the COVID-19 pandemic on our business, including the extent to which our broadband businesses will continue to benefit from work-from-home and similar initiatives as the pandemic abates; the impact of our indebtedness, and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, granting liens, undergoing certain fundamental changes, or making investments or certain restricted payments, and selling assets; risks associated with our ability to realize improved profitability from our Wi-Fi and Broadband assets business; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; our lack of long-term supply contracts and dependence on limited sources of supply, which may be adversely affected by the pandemic; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as broadband and Wi-Fi and 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets which we previously referred to as connected home; and uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally.

In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 11, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on July 28, 2021, as well as other risks set forth in our other filings with the Securities and Exchange Commission. All forward-looking statements are based on the estimates, projections and assumptions of management as of October 12, 2021, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2021, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2020, which we settled in shares of common stock in 2021; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions; (vii) professional fees and settlement costs related to IP and commercial litigation matters; (viii) severance and other restructuring charges; (ix) impairment losses on intangible assets; (x) loss from extinguishment of debt; (xi) other non-recurring interest and other income (expenses), net attributable to acquisitions and (xii) non-cash income tax benefits and expenses.

These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. We also compensate for the limitations of non-GAAP financial measures by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP financial measures.

However, we are not able to provide, without unreasonable efforts, a reconciliation of expected non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other income (expense), net, and non-GAAP tax rate to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of, among other things, the effects of stock-based compensation and its related tax effects, as well as potential impairments. Expenses associated with stock-based compensation and its related tax effects, as well as potential impairments, have in the past, and may in the future, significantly affect GAAP results in a particular period. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2020 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in March 2021. We currently expect that bonus awards under our fiscal 2021 program will be settled in common stock in the first quarter of fiscal 2022.

Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition and integration costs primarily consisting of professional and consulting fees, and amortization of discount on deferred purchase price payments to interest expense.

Research and development funded by others represents proceeds received under a contract for a jointly funded R&D project to develop technology that may be commercialized into a product in the future. Such proceeds have not yet been recognized in GAAP results as the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions.

Impairment losses relate to certain intangible assets.

Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.

Loss on extinguishment of debt is related to the charge-off of remaining unamortized debt discount and issuance costs on debt we repaid early with proceeds from a new term loan in June 2021.

Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.

Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.

About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Steven Litchfield
Tel: 949-333-0080
IR@maxlinear.com